UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 22, 2006

HILTON HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	I-3427	36-2058176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9336 Civic Center Drive, Beverly Hills, CA		90210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 278-4321

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2006, Hilton Hotels Corporation (the “Company”) and Hilton PCB SARL (a Luxembourg limited liability company that is a wholly-owned subsidiary of Hilton Hotels Corporation), as co-borrowers, entered into a Credit Agreement (the “New Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and issuing lender, UBS Securities LLC, as syndication agent, The Royal Bank of Scotland plc, The Bank of New York and Calyon New York Branch, as co-documentation agents, BNP Paribas, Morgan Stanley & Company Inc. and Wachovia Bank, National Association, as joint book managers and co-documentation agents, Citicorp North America, Inc., Wells Fargo Bank, N.A., The Bank of Nova Scotia, Mizuho Corporate Bank, Ltd., Commerzbank AG, New York and Grand Cayman Branches, and LaSalle Bank National Association, as co-managing agents, and Banc of America Securities LLC and UBS Securities LLC, as joint lead arrangers and joint book managers, and the other lenders signatory thereto.  The New Credit Agreement replaced the Company’s 2005 Credit Agreement, as defined and described in Item 1.02 below.  The New Credit Agreement provides for (i) a $3.25 billion revolving credit facility, (ii) a term loan A in an aggregate principal U.S. dollar equivalent amount equal to approximately $2 billion, which is denominated in foreign currencies in the amounts of 675 million Euros, 675 million British pounds sterling and 140 million Australia dollars, and (iii) a $500 million term loan B. The facilities provided under the New Credit Agreement each have a five-year term, except that term loan B has a seven-year term. Initial borrowings under the New Credit Agreement of aggregate principal U.S. dollar equivalent amount of approximately $4.8 billion were used by the Company to finance the acquisition of the hotel assets owned by Hilton Group plc, as described in Item 2.01 below. Subsequent borrowings by the Company under the New Credit Agreement may be used for working capital and other general corporate purposes of the Company and its subsidiaries.

The Company’s obligations under the New Credit Agreement are secured by a lien on the capital stock of certain of the Company’s direct subsidiaries, which lien also secures the Company’s obligations in respect of the following tranches of notes issued by the Company (as well as any notes issued in the future and designated to be so secured by the Company): (i) 3.375% Convertible Senior Notes due 2023, (ii) 7.95% Senior Notes due 2007, (iii) 7.2% Senior Notes due 2009, (iv) 7.43% Chilean Inflation-Indexed (UF) Notes due 2009, (v) 8.25% Senior Notes due 2011, (vi) 7.625% Senior Notes due 2008, (vii) 8% Quarterly Interest Bonds due 2031, (viii) 7.625% Senior Notes due 2012, and (ix) 7.5% Senior Notes due 2017. The Company is entitled to a release of all liens securing its obligations under the New Credit Agreement when it achieves a specified leverage ratio for two consecutive fiscal quarters,  The liens securing the Company’s notes automatically will be released when the liens securing its obligations under the New Credit Agreement are released.

The Company’s obligations under the New Credit Agreement legally rank pari passu with all other unsubordinated general obligations of the Company.

Revolving loans outstanding under the New Credit Agreement bear interest at a rate per annum equal to LIBOR plus a margin ranging from 0.425% to 1.25%, depending upon the Company’s leverage ratio and its senior long term debt ratings. In addition, the Company pays a quarterly facility fee ranging from 0.125% to 0.25% per annum of the lenders’ aggregate revolving lending commitments, regardless of the level of usage of the revolving credit facility. Term loan A bears interest at a rate per annum equal to LIBOR plus a margin ranging from 0.55% to 1.50%, depending upon the Company’s leverage ratio and its senior long term debt ratings. Term loan B bears interest at a rate per annum equal to LIBOR plus 1.375%.

The New Credit Agreement contains covenants that are similar to the covenants in the Company’s 2005 Credit Agreement. These covenants include, among others:

•                  a restriction on incurrence of secured debt and debt of certain of the Company’s subsidiaries;

•                  restrictions on merging, dissolving, liquidating and selling substantially all consolidated assets;

•                  a restriction on sale-leaseback transactions and entry into certain leases;

•                  a requirement that the Company maintain a maximum ratio of total debt to consolidated EBITDA (as defined); and

•                  a requirement that the Company maintain a minimum ratio of consolidated EBITDA to consolidated interest expense.

The New Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the Company might be required immediately to repay all amounts outstanding under the New Credit Agreement. Lenders holding more than 50% of the loans and commitments under the New Credit Agreement may elect to accelerate the maturity of the loans under the New Credit Agreement upon the occurrence and during the continuation of an event of default.

Bank of America, N.A. and other lenders under the New Credit Agreement and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The description of the New Credit Agreement set forth above is qualified in its entirety by the Credit Agreement filed in this Current Report on Form 8-K as Exhibit 4.1 and incorporated herein by reference.

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2006, the Company terminated the Amended and Restated Credit Agreement, dated as of March 23, 2005 (the “2005 Credit Agreement”), among the Company, Bank of America, N.A., as administrative agent, The Bank of New York, as syndication agent, BNP Paribas, The Royal Bank of Scotland plc and Wachovia Bank, National Association, as co-documentation agents, The Bank of Nova Scotia, Calyon New York Branch and Wells Fargo Bank, National Association, as senior managing agents, Banc of America Securities LLC, as joint lead arranger and sole book manager, BNY Capital Markets, Inc., as joint lead arranger, and the other lenders signatory thereto. The 2005 Credit Agreement was terminated and simultaneously replaced by the New Credit Agreement described under Item 1.01 above.

The financial obligations of the Company under the 2005 Credit Agreement have been fully satisfied. There were no prepayment or early termination premiums or penalties in connection with the termination of the 2005 Credit Agreement.

ITEM 2.01             COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 23, 2006, the Company completed its acquisition of the hotel assets owned by Hilton Group plc pursuant to a Sale and Purchase Agreement, dated as of December 29, 2005, among the Company, Hilton Group plc, Ladbroke Group International Limited, Ladbroke Group Limited and Town & Country Factors Limited. The Sale and Purchase Agreement was filed as Exhibit 2.1 to, and described in, the Company’s Current Report on Form 8-K filed on December 30, 2005, and such description is incorporated by reference herein. The assets (the “Hotels Division”) were acquired from Hilton Group plc for approximately £3.3 billion in cash. The purchase price was determined based on the base purchase price and formula for adjustment of such purchase price set forth in Schedule 2.2 to the Sale and Purchase Agreement, which was negotiated with Hilton Group plc on an arms-length basis. The purchase price is subject to adjustment based upon a review of the cash, indebtedness, working capital and other items with respect to the Hotels Division after delivery of the audited financial statements for the Hotels Division, as set forth in Schedule 2.2 to the Sale and Purchase Agreement.  The foregoing description of the Sale and Purchase Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Sale and Purchase Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 30, 2005.

The sources of funds for such acquisition were borrowings by the Company under the New Credit Agreement described in Item 1.01 above and the Company’s available cash. The agents and lenders under the New Credit Agreement are listed in Exhibit 4.1 filed herewith and incorporated herein by reference. Banc of America Securities LLC and UBS Securities LLC have acted as financial advisors to us in respect to the acquisition of the Hotels Division for which they have received customary compensation.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)            Exhibit

Exhibit 4.1         Credit Agreement, dated as of February 22, 2006, among Hilton Hotels Corporation, Bank of America, N.A., UBS Securities LLC and the other financial institutions signatory thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2006

HILTON HOTELS CORPORATION

By:	/s/ Madeleine A. Kleiner
Madeleine A. Kleiner
Executive Vice President and General Counsel